MASTER EQUIPMENT FINANCING AGREEMENT

THIS MASTER EQUIPMENT FINANCING AGREEMENT (this “Agreement”) is made as of April 22, 2022 (“Effective Date”), between TRINITY CAPITAL INC., a Maryland corporation (“Trinity”) and CLEANspark, inc., a Nevada corporation (“Company”). Company desires to finance certain equipment and other property (the “Equipment”). This Agreement provides the terms under which the Equipment is to be financed.

Trinity and Company agree as follows:

1.
CONDITIONAL COMMITMENT TERMS

(a)
Subject to the following conditions, Trinity shall provide equipment financing in the aggregate principal amount of $35,000,000 (the “Conditional Commitment”), with advances (“Draws”) to be made as follows: (i) up to $20,000,000 at the execution of this Agreement; and (ii) the remaining balance of up to $15,000,000 to be drawn at Company’s option no earlier than July 21, 2022 and no later than December 2022 (December 31, 2022 is referred to as the “Termination Date”); provided that Trinity shall have no obligation to fund Draws subsequent to the initial Draw to the extent the total principal balance remaining due to Trinity for all Draws exceeds $25,000,000 (the “Cap”), which Trinity may waive in writing in its sole discretion. All Draws remain subject to the terms and conditions set forth in Section 6(a) through (c) (solely with respect to the initial Draw) or Section 6(d) (with respect to each subsequent Draw).

(b)
All Draws requested by Company must be requested by 11:00 am Arizona time, not less than five (5) business days prior to the requested funding date of such requested Draw. All requests or confirmation of requests for a Draw are to be in writing and may be sent by telecopy or facsimile transmission or by email.

(c)
Company may not request Draws (i) after the Termination Date, (ii) in excess of the aggregate amount of the Conditional Commitment nor (iii) at any time that an Event of Default is continuing. Each Draw shall be at least $500,000.

(d)
Company shall pay Trinity a non-utilization fee in an amount equal to 3.0% of the unused amount of available Conditional Commitment on the Termination Date; provided that, without limitation of any other remedies that may be available to the Company, if the Company requests a Draw and satisfies the requirements of Section 6(d) with respect to such Draw, but Trinity fails to fund the requested Draw within ninety (90) days from the request, then the unused amount used for determining the non-utilization fee on the Termination Date shall be reduced by the amount of such requested Draw.

(e)
Company shall pay Trinity a non-refundable commitment fee equivalent to 1.0% of the Conditional Commitment (or $350,000) at the time of the first Draw; provided that, without limitation of any other remedies that may be available to the Company, if the Company requests a Draw and satisfies the requirements of Section 6(d) with respect to such Draw, but Trinity fails to fund the requested Draw within ninety (90) days from the request, then the portion of the commitment fee paid with respect to the amount requested in such Draw will either be refunded to the Company or credited against any future payments (of interest, fees or otherwise) that may be required by the Company hereunder.

2.
FINANCING. Company and Trinity will enter into one or more equipment financing schedules (individually, a “Schedule” and, collectively, the “Schedules”) from time to time, evidencing a Draw and listing the Equipment to be financed. This Agreement, the Schedules, and any other agreements executed in connection herewith are, collectively, the “Equipment Financing Documents”. Each Schedule will constitute a separate financing instrument, and will be effective for the term specified in that Schedule. The monthly payment factors under a Schedule will be fixed for the term of such Schedule. The monthly payment factors are determined by Trinity based on the Prime Rate reported in The Wall Street Journal on the first day of the month in which a Schedule is executed, which as of the Effective Date of this Agreement is at 3.5%. The monthly payment factors will be adjusted for each

Schedule 1

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subsequent Schedule, using the then existing Prime Rate; however, in no event will a downward adjustment occur that is below the monthly payment factor set forth in the first Schedule.

3.
PAYMENTS. Company shall pay Trinity (a) the payments (“Basic Payments”) specified in each Schedule, and (b) all of the other amounts payable in accordance with this Agreement, such Schedule and/or any of the other Equipment Financing Documents (“Other Payments”, and together with the Basic Payments, collectively, the “Payments”); provided that no Schedule entered into after the date hereof shall include any fees that are in addition to the fees specified in the Schedule executed on the date hereof. Upon Company’s execution thereof, the related Schedule shall constitute a non-cancelable equipment financing. Company’s obligation to make the Payments and perform its obligations under such Schedule and all other Equipment Financing Documents shall be absolute and unconditional and, except as provided in Section 1(e) above, shall not be affected by any circumstances whatsoever, including any right of setoff, counterclaim, recoupment, deduction, defense or other right that Company may have against Trinity, the manufacturer or vendor of the Equipment (the “Suppliers”), or anyone else (each, an “Abatement”). All Payments shall be paid in accordance with Trinity’s or Assignee’s written direction. Time is of the essence. If any Payment is not paid within ten (10) business days of the due date, Company shall pay a late charge (accruing at the “Late Charge Rate” specified in the related Schedule) with respect to the amount in arrears for the period such amount remains unpaid (the “Late Charge”). The assessment of a Late Charge shall be in addition to, and not in lieu of, Trinity’s imposition of a default rate (accruing at the “Default Rate” specified in the related Schedule) with respect to the unpaid and accelerated balance due hereunder. Any obligation to make Payments shall be at an interest rate that is equal to the lesser of the maximum lawful rate permitted by applicable law or the effective interest rate used by Trinity in calculating such amounts.

4.
REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF COMPANY. Company represents, warrants and agrees that, as of the Effective Date of this Agreement and of each Schedule: (a) Company has the form of business organization indicated, and is and will remain duly organized and existing in good standing under the laws of the state specified, under Company’s signature and is duly qualified to do business wherever necessary to perform its obligations under the Equipment Financing Documents, including each jurisdiction in which the Equipment is or will be located. Company’s legal name is as shown in the preamble of this Agreement, and Company’s Federal Employer Identification Number and organizational number are as set forth under Company’s signature. Within the previous six (6) years, Company has not changed its name, done business under any other name, or merged or been the surviving entity of any merger, except as disclosed to Trinity in writing. (b)(i) The Equipment Financing Documents have been duly authorized, (ii) do not require the approval of, or giving notice to, any governmental authority, except any consents or notices which have been obtained prior to the Effective Date or of which failure to obtain or deliver would not reasonably be expected to result in a Material Adverse Effect, (iii) do not contravene or constitute a default under Company’s organizational documents, or any agreement to which Company is a party or by which it may be bound, or, any applicable law. (c) Except for the Class Action Litigation and the Derivative Action (each as defined below), there are no pending actions or proceedings to which Company is a party, and there are no other pending or threatened actions or proceedings of which Company has knowledge, before any court, arbitrator or administrative agency, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. (d) Company is not in default under any agreement, which default can reasonably be expected to have a Material Adverse Effect. As used herein, “Material Adverse Effect” shall mean (i) a material adverse effect on the business, financial condition, operations, prospects, performance or properties of Company, or (ii) a material impairment of the ability of Company to perform its obligations under or remain in compliance with such Schedule or any Equipment Financing Documents. (e) The Equipment covered by such Schedule is located solely in the jurisdiction(s) specified in such Schedule. (f) Under the applicable laws of each such jurisdiction, such Equipment consists (and shall continue to consist) solely of personal property and not fixtures, and is removable from, and is not essential to, the premises at which it is located. (g) The financial statements of Company for the period ending December 31, 2021 (copies of which have been furnished to Trinity) have been prepared in accordance with generally accepted accounting principles consistently applied (“GAAP”), and fairly present Company’s financial condition and the results of its operations as of the date of and for the period covered by such statements, and since the date of such statements there has been no material adverse change in such conditions or operations. (h) With respect to any Collateral, Company has good title to, rights in, and/or power to transfer all of the same. (i) No Supplier is an affiliate of Company. (j) The Supply Contract (as such term is hereinafter defined) represents an arms’ length transaction and the purchase price for the Equipment specified therein is the amount obtainable in an arms’ length transaction between a willing and informed buyer and a willing and informed seller under no compulsion to sell, at manufacturer’s net invoice price. This Agreement is an

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equipment financing. In case it is recharacterized as a lease, however, Company waives any rights it could have under UCC Sections 2A-508 through 2A-522, including, but not limited to, Company’s right to (1) cancel or repudiate any Schedule; (2) reject or revoke acceptance of the Equipment; (3) deduct from Payments any part of any claimed damages resulting from Trinity’s default under the Schedule; or (4) recover from Trinity any general, special, incidental, or consequential damages. Company waives any right to require Trinity to sell, re-lease, or otherwise use or dispose of the Equipment in mitigation of Trinity’s damages or that may otherwise limit or modify any of Trinity’s rights or remedies hereunder.

5.
FINANCIAL REPORTING AND COVENANTS. Company shall do the following:

(a)
Company will furnish Trinity with (1) a copy of Company’s annual, audited financial statements consisting of a consolidated balance sheet, income statement and cash flow statement prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year and presenting fairly Company’s financial condition as at the end of that fiscal year and the results of its operations for the twelve (12) month period then ended and certified as true and correct by Company’s chief financial officer or other responsible officer, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Trinity in its reasonable discretion, within one hundred eighty (180) days of the close of each fiscal year of Company; (2) annual board approved operating budgets and financial projections, in a form reasonably acceptable to Trinity, within ten (10) days after board approval and in any event no later than within sixty (60) days after the end of each fiscal year of Company; (3) a copy of Company’s unaudited financial statements pertaining to the results of operations for the quarter then ended and certified as true and correct by Company’s chief operating officer, chief financial officer or other responsible officer, consisting of a consolidated balance sheet, income statement and cash flow statement, prepared in accordance with generally accepted accounting principles applied on a consistent basis, along with monthly updates regarding Company’s Bitcoins (“BTC”) holdings, sales and earnings within thirty (30) days of the close of each fiscal month of Company; (4) all of Company’s Forms 10-K and 10-Q, if any, filed with the Securities and Exchange Commission (“SEC”) as and when filed (by furnishing these SEC forms, which forms may be furnished electronically and shall be deemed to have been furnished on the date on which Company posts such forms, or provides a link thereto, on Company’s website on the internet at Company’s website address, in each case, within the time periods set forth in clauses (1) and (3) Company shall be deemed to have satisfied the requirements of this clause (4) and clauses (1) and (3)) and (5) a complete and accurate listing of all Equipment which includes its then current location within thirty (30) days of request by Trinity.

(b)
Company shall obtain and deliver to Trinity all waivers and other documents relating to the Equipment that Trinity requests from time to time.

(c)
Company shall provide written notice to Trinity within thirty (30) days prior to any change in Company’s name or jurisdiction or form of organization.

(d)
Company shall promptly notify Trinity of: (i) the occurrence of an Event of Default, (ii) any alleged material violation of applicable law relating to the Equipment or this Agreement and (iii) the receipt by Company of any judgment against the Company in an amount more than $500,000.00.

(e)
Company shall, within sixty (60) days after the end of each fiscal quarter, provide Trinity an update with respect to any material litigation, including but not limited to the Class Action and the Derivative Action (defined in Section 6(a)(10) below), as well as notifications to Trinity of any dispositive rulings or orders as soon as practicable after the rulings or orders.

6.
CONDITIONS PRECEDENT. Trinity’s agreement to finance the initial Equipment on the Effective Date is subject to the following:

(a)
Trinity has received the following, in form and substance reasonably satisfactory to Trinity: (1) [reserved]; (2) evidence of compliance with the insurance provisions of Section 12; (3) lien searches; (4) UCCs, real property waivers and all other filings required by Trinity; (5) a certificate of an appropriate Officer of Company certifying: (A) resolutions duly authorizing the transactions contemplated in the Equipment Financing Documents, and

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(B) the incumbency and signature of the officers of Company authorized to execute such documents; (6) an opinion of counsel for Company in form and substance satisfactory to Trinity; (7) duly executed copies of the applicable Schedule, and counterpart originals of all other related Equipment Financing Documents; (8) all purchase documents pertaining to the Equipment (collectively, the “Supply Contract”); (9) good standing certificates from the jurisdiction of Company’s organization and the state in which the Equipment is located, and evidence of Company’s organizational number; and (10) the satisfaction, in Trinity’s sole discretion, of Trinity’s due diligence investigation, including, without limitation, review of the financial statements of Company dated no more than ninety (90) days prior to the funding of any draw, and the status of any litigation in which the Company is a party, including the status of the (i) class action litigation in the United States District Court (Case 1:21-CV-00511, SCOTT BISHINS, individually and on behalf of others similarly situated v. CLEANSPARK, INC., ZACHARY BRADFORD, and LORI LOVE) (the “Class Action Litigation”) and (ii) derivative litigation suit in the United States District Court in the District of Nevada (Case 2:21-CV-01004, ANDREA CICERI AND MARK PERNA v. CLEANSPARK, INC., ZACHARY BRADFORD, LORI LOVE, MATTHEW SCHULTZ, ROGER BEYNON, LARRY MCNEILL, and TOM WOOD) (the “Derivative Litigation”) not causing a Material Adverse Effect.

(b)
All representations and warranties made by Company in the Equipment Financing Documents shall be true and correct in all material respects on the effective date of the related Schedule.

(c)
There shall be no Event of Default. The Equipment shall have been delivered to and accepted by Company, as evidenced by the Schedule, and shall be in the condition and repair required hereby; and on the effective date of such Schedule the Equipment described therein, shall be free and clear of any claims, liens, attachments, rights of others and legal processes (“Liens”), other than Permitted Liens. A “Permitted Lien” shall mean any Lien for Impositions, Liens of mechanics, materialmen, or suppliers and similar Liens arising by operation of law, provided that any such Lien is incurred by Company in the ordinary course of business, for sums that are not yet delinquent or are being contested in good faith and with due diligence, by negotiations or by appropriate proceedings which suspend the collection thereof and, in Trinity’s sole discretion, (i) do not involve any substantial danger of the sale, forfeiture or loss of the Equipment or any interest therein, and (ii) for the payment of which adequate assurances or security have been provided to Trinity. No disposition referred to herein shall relieve Company of its obligations, and Company shall remain primarily liable under each Schedule and all of the Equipment Financing Documents.

(d)
Notwithstanding anything to the contrary herein, any subsequent financing of Equipment by Trinity after the Effective Date will be subject only to the Company's satisfaction of the conditions set forth in Section 6(a)(3), 6(a)(4), 6(a)(5), 6(a)(7), 6(a)(8), 6(a)(9), 6(a)(10), 6(b) and 6(c).

7.
ACCEPTANCE OF EQUIPMENT. Trinity authorizes Company to receive delivery of Equipment under each Schedule. Upon delivery, Company shall inspect and, if conforming to the Supply Contract, accept the Equipment and execute and deliver to Trinity a Schedule describing such Equipment, which Schedule shall evidence Company’s unconditional and irrevocable acceptance of such Equipment. If Company fails to accept delivery of any Equipment or accepts such Equipment but fails to satisfy any conditions set forth in (a) Section 6(a) - (c) with respect to the any Draw made on the Effective Date or (b) Section 6(d) with respect to any Draw made after the Effective Date, Trinity shall have no obligation to finance such Equipment. In that case, at Trinity’s election, Company shall (a) assume all obligations as purchaser of the Equipment, with the effect of causing Trinity to be released from any liability relating thereto, (b) immediately reimburse Trinity for all payments and charges made or incurred with respect to the Equipment (including any of such amounts paid by Trinity to any Supplier under the Supply Contract or as a reimbursement to Company), together with interest at the Late Charge Rate accruing from the date or dates such amounts were paid by Trinity, and (c) take all other actions necessary to accomplish such assumption.

8.
USE AND MAINTENANCE.

(a)
Company shall (1) use the Equipment solely in the continental United States for the purpose for which the Equipment was designed, in a careful and proper manner; (2) operate, maintain, service and repair the Equipment, and maintain all records and other materials relating thereto, (A) in accordance and consistent with (i) the Supplier’s recommendations and all maintenance and operating manuals or service agreements,

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(ii) the requirements of all applicable insurance policies, (iii) the Supply Contract, (iv) all applicable laws pertaining to the Equipment, and (v) the prudent practice of other similar companies in the same business as Company, but in any event, to no lesser standard than that employed by Company for comparable equipment owned by or leased by it; and (B) without limiting the foregoing, so as to cause the Equipment to be in good repair and operating condition and in at least the same condition as when delivered to Company hereunder, except for ordinary wear and tear; (3) provide written notice to Trinity within thirty (30) days after any change of the location of any Equipment specified in the Schedule; and (4) not attach or incorporate the Equipment to or in any other property in such a manner that the Equipment may be deemed to have become an accession to or a part of such other property; (5) not allow any Hazardous Material to be used, generated, released, stored, disposed of or transported in, on or around the Equipment.

(b)
Within a reasonable time, Company will replace any parts of the Equipment that become worn out, lost, destroyed, or damaged beyond repair, by new or reconditioned replacement parts that are free and clear of all Liens, other than the Permitted Liens, and have a value, utility and remaining useful life at least equal to the parts replaced. Company shall not remove any parts attached to the Equipment that are necessary to the operation of the Equipment or cannot be detached from the Equipment without adversely affecting the value or utility of the Equipment. Except as permitted in this Section, Company shall not make any material alterations to the Equipment.

(c)
Company shall upon Trinity’s reasonable request at Company’s expense allow Trinity to inspect the Equipment and records relating thereto.

9.
DISCLAIMER; QUIET ENJOYMENT. COMPANY ACCEPTS THE EQUIPMENT “AS IS, WHERE IS”. TRINITY IS NOT A SUPPLIER, AND TRINITY SHALL NOT BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE EQUIPMENT, INCLUDING ITS CONDITION, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, TITLE, ABSENCE OF ANY PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT OR LATENT DEFECT (WHETHER OR NOT DISCOVERABLE BY COMPANY), COMPLIANCE WITH ANY LAW, CONFORMITY OF SUCH ITEM TO ANY PURCHASE DOCUMENT OR TO THE DESCRIPTION SET FORTH IN A SCHEDULE, OR ANY INTERFERENCE OR INFRINGEMENT), OR ARISING FROM ANY COURSE OF DEALING OR USAGE OF TRADE, NOR SHALL TRINITY BE LIABLE, FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OR FOR STRICT OR ABSOLUTE LIABILITY IN TORT; AND COMPANY WAIVES ANY CLAIMS ARISING OUT OF ANY OF THE FOREGOING. Company has selected the Equipment and represents to Trinity that all of the Equipment is suitable for Company’s purposes. If Company has any claims regarding the Equipment or any other matter arising from Company’s relationship with any Supplier, Company must make them against such Supplier. Without limiting the foregoing, Trinity will not be responsible to Company or any other person with respect to, and Company agrees to bear sole responsibility for, any risk or other matter that is the subject of Trinity’s disclaimer. This provision survives termination and/or expiration of this Agreement or a Schedule.

10.
FEES AND TAXES. Company shall: (a) (1) file all documentation with respect to any taxes due or to become due with respect to the Equipment, and (2) pay on or before the date when due all such taxes; (b) (1) pay when due as requested by Trinity, and (2) defend and indemnify Trinity on a net after-tax basis against liability for all fees, taxes and/or other charges imposed from time to time on or relating to the Equipment or the purchase, use, possession and disposition thereof; and (c) indemnify Trinity against any penalties, charges, interest or costs imposed with respect to any items referred to in clauses (a) and (b) above (the items referred to as clauses (a), (b), and (c) above being referred to herein as “Impositions”). Company shall promptly reimburse Trinity for any Impositions that Trinity pays after receipt of documentation evidencing such Impositions.

11.
TITLE; SECURITY INTEREST.

(a)
This Agreement is an equipment financing agreement. If it is ever characterized as a lease, contrary to the intentions of Company and Trinity, it shall constitute a “finance lease” as that term is defined in Article 2A of the Uniform Commercial Code and, except as permitted herein, or in a related Schedule, Trinity shall not acquire any right, title or interest in or to such Equipment.

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(b)
In order to secure the prompt payment of the Payments and all of the other amounts from time to time outstanding under this Agreement and any Schedule, and Company’s performance of its obligations under the Equipment Financing Documents, Company grants Trinity a first priority security interest in the following property, now existing or hereafter created, free and clear of all encumbrances, other than Permitted Liens (the “Collateral”): (1) the Equipment and other property described in each Schedule (including all inventory, fixtures or other property comprising the Equipment), together with all related software (embedded therein or otherwise) and general intangibles, all additions, attachments, accessories and accessions thereto whether or not furnished by a Supplier; (2) all subleases, chattel paper, accounts, security deposits, and general intangibles relating thereto, and all substitutions, replacements or exchanges for any of the foregoing; and (3) all insurance and/or other proceeds of the foregoing. This security interest shall survive the termination, cancellation or expiration of each Schedule until all of the Company’s obligations under this Agreement and all Schedules have been satisfied.

(c)
Company shall not permit a lien (other than Permitted Liens) to exist on, or dispose of any interest in, the Collateral.

(d)
Company waives any and all written notices for demand, presentment, notice of intent to accelerate and acceleration otherwise applicable under any article of the UCC or other statutory provision.

(e)
Company irrevocably authorizes Trinity or its designees to file UCC-1 financing statements (“UCCs”), and to take such other actions as Trinity deems appropriate, to perfect Trinity’s security interest in the Collateral including Equipment and Interim Equipment Collateral before or after the Company takes possession of the Equipment.

12.
INSURANCE. Company shall maintain all-risk insurance coverage with respect to the Equipment insuring against, among other things: (a) any casualty to the Equipment (or any portion thereof), including loss or damage due to fire and the risks normally included in extended coverage, malicious mischief and vandalism, for not less than the full replacement value of the Equipment; and (b) any commercial liability arising in connection with the Equipment, including both bodily injury and property damage with a combined single limit per occurrence of not less than One Million Dollars ($1,000,000); having a deductible reasonably satisfactory to Trinity. The required insurance policies (including endorsements) with respect to the Equipment shall (i) be in form and amount reasonably satisfactory to Trinity, and written by insurers of recognized reputation and responsibility satisfactory to Trinity, (ii) be endorsed to name Trinity as an additional insured (but without responsibility for premiums), (iii) provide that any amount payable under the required casualty coverage shall be paid directly to Trinity as sole loss payee, (iv) provide for thirty (30) days’ written notice by such insurer of cancellation (except for situations with respect to non-payment of premium which will be subject to ten (10) days’ written notice), material change, or non-renewal, and (v) provide that in respect of the interests of Trinity in such policies, the insurance shall not be invalidated by any action or inaction of Company or any other person operating or in possession of the Equipment regardless of any breach or violation of any warranties, declarations or conditions contained in such policies by or binding upon Company or any other person operating or in possession of the Equipment. Company shall obtain and maintain such other coverages or cause adjustments to be made to the scope, amount or other aspects of the existing coverages, promptly upon Trinity’s request.

13.
LOSS AND DAMAGE. (a) Company shall bear the risk of loss, theft, confiscation, taking, unavailability, damage or partial destruction of the Equipment and shall not be released from its obligations under any Schedule or other Equipment Financing Document in any such event. (b) Company shall provide prompt written notice to Trinity of any Total Loss or any material damage to the Equipment. Any such notice must be provided together with any damage reports provided to any governmental authority, the insurer or Supplier, and any documents pertaining to the repair of such damage, including copies of work orders, and all invoices for related charges. (c) Without limiting any other provision hereof, Company shall repair all damage to any item of Equipment from any and all causes, other than a Total Loss, so as to cause it to be in the condition and repair required by this Agreement. (d) A “Total Loss” shall be deemed to have occurred to an item of Equipment upon the actual or constructive total loss of any item of the Equipment, the loss, disappearance, theft or destruction of any item of the Equipment, or damage to any item of the Equipment that is uneconomical to repair or renders it unfit for normal use, or the condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of any item of the Equipment or the imposition of any Lien thereon by any governmental authority. On the next payment date following a Total Loss (a

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“Loss Payment Date”), Company shall pay to Trinity the Basic Payments due on that date plus the Stipulated Loss Value of the item or items of the Equipment with respect to which the Total Loss has occurred (the “Lost Equipment”), together with any Other Payments due hereunder with respect to the Lost Equipment. Upon making such payment, Company’s obligation to pay future Basic Payments shall terminate solely with respect to the items of Lost Equipment so paid for, but Company shall remain liable for, and pay as and when due, all Other Payments. As used in this Agreement, “Stipulated Loss Value” shall mean, with respect to any Equipment on a Schedule, as of the Loss Payment Date, the product of (i) the sum of any accrued and unpaid Payments, plus the present value as of such date of the total Basic Payments for the then remaining term of such Schedule, plus the present value of the Other Payments (other than Basic Payments) to become due during the balance of the term of the applicable Schedule, including amounts such as future taxes and (ii) the percentage of the Total Invoice Cost of the Lost Equipment divided by the Total Invoice Cost applicable to such Schedule. After the final payment date of the original term or any renewal term of a Schedule, the Stipulated Loss Value shall be determined as of the last payment date during the applicable term of such Schedule. (e) Trinity shall be under no duty to Company to pursue any claim against any person in connection with a Total Loss or other loss or damage. (f) If Trinity receives a payment under an insurance policy required under this Agreement in connection with any Total Loss or other loss of or damage to an item of Equipment, and such payment is both unconditional and indefeasible, then provided Company shall have complied with the applicable provisions of this Section, Trinity shall either (1) if received pursuant to a Total Loss, remit such proceeds to Company up to an amount equal to the amount paid by Company to Trinity as the Stipulated Loss Value, or credit such proceeds against any amounts owed by Company pursuant to Section 13(d), or (2) if received with respect to repairs to be made pursuant to Section 13(c), remit such proceeds to Company up to an amount equal to the amount of the costs of repair.

14.
INDEMNITY. Company shall indemnify, defend and hold harmless Trinity and any Assignee, and their respective agents and employees (each, an “Indemnitee”), from and against any and all costs, damages, losses and other amounts (“Claims”) (other than caused by the gross negligence, bad faith or willful misconduct of such Indemnitee) arising out of this Agreement, any Schedule, any Equipment, and the transactions contemplated thereby.

15.
DEFAULT. A default shall be deemed to have occurred hereunder and under a Schedule upon the occurrence of any of the following (each, an “Event of Default”):

(a)
non-payment of any Payments on the date due;
(b)
failure to perform any other obligation under this Agreement or any Schedule and such failure continues for 10 business days;
(c)
Company fails to perform any obligation in any other agreement between Trinity and Company and such failure continues for 30 days;
(d)
Company fails to perform any obligation under any material loan, lease, guaranty or other financial obligation owing to any third party in excess of $1,000,000.00 beyond any applicable grace period;
(e)
an inaccuracy in any representation or breach of warranty by Company (including any false or misleading representation or warranty) in any financial statement or Equipment Financing Document;
(f)
Company makes an assignment for the benefit of its creditors, files any petition or takes any action under any bankruptcy, reorganization or insolvency laws or the commencement of any bankruptcy, insolvency, receivership or similar proceeding by or against Company or any of its properties or business (unless, if involuntary, the proceeding is dismissed within sixty (60) days of the filing thereof);
(g)
Company becomes insolvent or liquidates or ceases to conduct business in the manner conducted on the Effective Date of this Agreement;
(h)
Company (1) enters into a transaction or series of transactions by which: (a) Company merges with or consolidates with another person or (b) leases or sells substantially all of its and its subsidiaries’ assets or property substantially as an entirety to any other person or (c) by which any person, entity or group acquires, directly or indirectly, thirty-five (35%) or more of Company’s outstanding voting capital stock, unless all outstanding obligations under this Agreement or any Schedule hereto are paid in full as part of such transaction;
(i)
any guarantor repudiates its obligations under any guaranty, or dies, or any of the foregoing occurs in respect of a guarantor, and Company fails to substitute the guarantor within sixty (60) days of repudiation, or death with a substitute guarantor acceptable to Trinity in its sole discretion; or

(j)
the occurrence of any circumstance that would reasonably be expected to have a Material Adverse Effect.

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16.
REMEDIES.

(a)
If an Event of Default occurs and is continuing beyond its applicable cure period, Trinity may (in its sole discretion) exercise any one or more of the following remedies with respect to any Schedules: (1) exercise all of the rights of a secured party in respect of the Equipment and Collateral; (2) declare each such Schedule in default, and cancel each such Schedule, and Company shall immediately assemble, make available and, if Trinity requests, return the Equipment to Trinity in the manner and condition reasonably required by Trinity; (3) enter any premises where any item of Equipment is located and take immediate possession of and remove (or disable in place) such item (and/or any unattached parts) by self-help, summary proceedings or otherwise without liability; (4) use Company’s premises for storage without liability; (5) dispose of any Equipment, and apply or retain the net proceeds of such disposition, with Company remaining liable for any deficiency; (6) enforce any or all of the preceding remedies with respect to any related Collateral, and apply any deposit or other cash collateral, or any proceeds of any such Collateral, at any time to reduce any amounts due to Trinity; and (7) demand, accelerate and recover from Company all Payments and all other damages whenever the same shall be due.

(b)
[RESERVED]

(c)
Upon the occurrence and continuance of an Event of Default, Company shall also be liable for all of the following (“Enforcement Costs”): (1) all unpaid Payments due before, during or after exercise of any of the foregoing remedies, and (2) all reasonable and documented legal fees (including consultation, drafting notices or other documents, expert witness fees, sending notices or instituting, prosecuting or defending litigation or arbitration) and other enforcement costs and expenses incurred by reason of any Event of Default or the exercise of Trinity’s rights or remedies, including disposition of the Equipment. Late Charges shall accrue with respect to any amounts payable under this Section for as long as such amounts remain outstanding, and shall be paid by Company upon demand. No right or remedy is exclusive and each may be used successively and cumulatively. Any failure to exercise the rights granted hereunder upon any Default or Event of Default shall not constitute a waiver of any such right. The execution of a Schedule shall not constitute a waiver by Trinity of any pre-existing Event of Default. With respect to any disposition of any Equipment or Collateral, (i) Trinity shall have no obligation, subject to the requirements of commercial reasonableness, to clean-up or otherwise prepare the same for disposition, (ii) Trinity may comply with any applicable law in connection with any such disposition, and any actions taken in connection therewith shall not be deemed to have adversely affected the commercial reasonableness of any disposition thereof, (iii) Trinity may disclaim any title or other warranties in connection with any such disposition, and (iv) Company shall remain responsible for any deficiency remaining after Trinity’s exercise of its remedies and application of any funds or credits against Company’s obligations under any Schedule, and Trinity shall retain any excess after such application.

17.
ASSIGNMENT. (a) Company shall not assign any interest under this Agreement, any Schedule, or any Equipment Financing Documents. (b) Trinity may, with the consent of the Company (with such consent to not be unreasonably withheld or delayed), grant a security interest in and otherwise transfer to any non-affiliated third-party person or entity (an “Third-party Assignee”) any interest in any Equipment Financing Documents; however, Trinity may, grant a security interest in and otherwise transfer to any affiliate of Trinity (an “Affiliated Assignee”) without prior notice or the consent of Company. Company shall not assert against any Assignee any Abatement or Claim that Company may have against Trinity. Upon the request of Trinity or any Assignee, Company shall (i) execute and deliver to Trinity or to such Assignee an acknowledgment of the Assignment in form and substance satisfactory to the requesting party, an insurance certificate consistent with the requirements of Section 12 and such other documents and assurances reasonably requested by Trinity or Assignee, and (ii) comply with all other reasonable requirements of any such Assignee in connection with any such Assignment. Upon such Assignment and except as may otherwise be provided herein, all references to “Trinity” in this Agreement or in any Equipment Financing Documents, shall include such Assignee. (c) Subject always to the foregoing, this Agreement and any Equipment Financing Documents shall inure to the benefit of, and are binding upon, Company and Trinity’s successors and assigns.

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18.
MISCELLANEOUS. (a) This Agreement, each Schedule hereto, the Equipment Financing Documents and any commitment letter between the parties, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall not be amended or modified in any manner except by a document in writing executed by both parties. (b) In the event of any inconsistency between this Agreement and any Schedule, the terms of such Schedule shall control as to the Equipment listed on such Schedule. (c) Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The representations, warranties and agreements of Company herein shall be deemed to be continuing and to survive the execution and delivery of this Agreement, each Schedule and any other Equipment Financing Documents. With respect to each Schedule, the obligations of Company under this Agreement which have accrued but not been fully satisfied, performed or complied with prior to the expiration or earlier cancellation or termination of such Schedule, shall survive the expiration or earlier cancellation or termination thereof. (d) All of Company’s obligations hereunder and under any Schedule shall be performed at Company’s sole expense. Company shall reimburse Trinity promptly upon demand for all expenses incurred by Trinity in connection with this Agreement or any Schedule, including reasonable and documented attorney(s) fees. If Company fails to perform any of its obligations with respect to a Schedule, Trinity shall have the right, but shall not be obligated, to affect such performance, and Company shall reimburse Trinity, upon demand, for all reasonable and documented expenses incurred by Trinity in connection with such performance. Trinity’s effecting such compliance shall not be a waiver of Company’s default. All amounts payable under this Section, if not paid when due, shall be paid to Trinity together with interest thereon at the Late Charge Rate. (e) Company irrevocably appoints Trinity as Company’s attorney-in-fact (which power shall be deemed coupled with an interest) to execute, endorse and deliver any documents and checks or drafts relating to or received in payment for any loss or damage under the policies of insurance required by this Agreement, but only to the extent that the same relates to the Equipment. (f) TRINITY AND COMPANY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH COMPANY AND/OR TRINITY MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS AGREEMENT. (g) All notices (excluding billings and communications in the ordinary course of business) hereunder shall be in writing, personally delivered, delivered by overnight courier service, sent by electronic mail, or sent by certified mail, return receipt requested, addressed to the other party at its respective address stated below the signature of such party or at such other address as such party shall from time to time designate in writing to the other party; and shall be effective from the date of receipt. (h) This Agreement shall not be effective unless and until accepted by execution by an officer of Trinity. THIS AGREEMENT AND ALL OF THE OTHER EQUIPMENT FINANCING DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF THE STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE EQUIPMENT. Any action or proceeding arising out of or relating to this Agreement may be commenced in any state or Federal court in the Borough of Manhattan in the State of New York, and agree that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at the mailing address below Company’s signature, or as it may provide in writing from time to time, or as otherwise provided under the laws of the State of New York. (i) This Agreement and all of the other Equipment Financing Documents may be executed in counterparts. (j) Trinity may correct patent errors and fill in any blanks in the Equipment Financing Documents consistent with the agreement of the parties so long as Trinity provides written notice of such correction.

19.
DEFINITIONS AND RULES OF CONSTRUCTION. (a) The following terms when used in this Agreement or in any of the Equipment Financing Documents have the following meanings: (1) “affiliate”: with respect to any given person, shall mean (i) each person that directly or indirectly owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, five (5) percent or more of the voting stock, membership interest or similar equity interest having ordinary voting power in the election of directors or managers of such person, (ii) each person that controls, is controlled by, or is under common control with, such person, or (iii) each of such person’s officers, directors, members, joint venturers and partners. For the purposes of this definition, “control” of a person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; (2) “applicable law” or “law”: any law, rule, regulation, ordinance, order, code, common law, interpretation, judgment, directive, decree, treaty, injunction, writ, determination, award, permit or similar norm or decision of any governmental authority; (3) “AS IS, WHERE IS”:

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AS IS, WHERE IS, without warranty, express or implied, with respect to any matter whatsoever; (4) “business day”: any day, other than a Saturday, Sunday, or legal holiday for commercial banks under the laws of the state of the Trinity’s notice address; (5) “governmental authority”: any federal, state, county, municipal, regional or other governmental authority, agency, board, body, instrumentality or court, in each case, whether domestic or foreign; (6) “hazardous material”: means any chemical, compound, materials, substance or other matter that: (i) is a flammable explosive, asbestos, radioactive materials, nuclear medicine materials, drug, vaccine, bacteria, virus, hazardous waste, toxic substance, petroleum product, or related injurious or potentially injurious material, whether injurious or potentially injurious by itself or in combination with other materials; (7) “person”: any individual, corporation, limited liability entity, partnership, joint venture, or other legal entity or a governmental authority, whether employed, hired, affiliated, owned, contracted with, or otherwise related or unrelated to Company or Trinity; and (8) “UCC” or “Uniform Commercial Code”: the Uniform Commercial Code as in effect in the State or in any other applicable jurisdiction.

20.
PUBLICITY. Trinity may, subject to the prior verbal consent of the Company (such consent to not be unreasonably withheld or delayed), disclose to others and include on or in its website, brochures and other marketing materials information consisting of “tombstone-like” statements about this transaction that mention Company and may use Company’s logo and the amount of the funding provided by Trinity to Company. Such information shall not include any proprietary or confidential information of Company. Company grants Trinity permission to make reference to Company in its marketing materials referenced in this Section 20, unless otherwise notified by Company in writing. Company hereby grants Trinity the right to include information about this transaction, including but not limited to the Company’s name, the type of investment, principal amount, interest rate and maturity date, in Trinity’s periodic reports with the Securities and Exchange Commission (“SEC”), to the extent required by SEC rules and regulations.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Master Equipment Financing Agreement to be duly executed as of the day and year first above set forth.

“Trinity” TRINITY CAPITAL INC., a Maryland corporation By: /s/ Sarah Stanton Name: Sarah Stanton Title: General Counsel and Secretary 1 North 1st Street, Suite 302 Phoenix, AZ 85004 Phone: 480-374-5350	“Company” CLEANSPARK, INC., a Nevada corporation By: /s/ Zach Bradford Name: Zach Bradford Title: Chief Executive Officer Address: Phone: Federal Tax ID Number:

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SCHEDULE 1

EQUIPMENT SCHEDULE

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